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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cornerstone Properties Inc. of our report dated January 7, 1998, with respect to the Statement of Revenue and Certain Expenses of 60 State Street Associates Limited Partnership for the year ended December 31, 1996, included in the Current Reports on Form 8-K, dated January 14, 1998, filed with the Securities and Exchange Commission.

                                                /s/ ARTHUR ANDERSEN LLP
Boston, Massachusetts
February 27, 1998